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                                                                      Exhibit 21

                                 SUBSIDIARIES
                                 ------------

                                                                 Jurisdiction of
Name                              Ownership                      Incorporation
----                              ---------                      -------------

3048568 Nova Scotia Company       100% owned by
                                  Union Electric Steel
                                  Corporation                    Nova Scotia

AP Venture Corp. III              100% owned by
                                  Ampco-Pittsburgh Corporation   Delaware

Aerofin Corporation               100% owned by
                                  Ampco-Pittsburgh Securities V
                                  Corporation                    New York

Ampco NCII Sub, Inc.              100% owned by
                                  New Castle Industries, Inc.    Delaware

Ampco-Pittsburgh Securities       100% owned by
III Corporation                   Ampco-Pittsburgh Corporation   Delaware

Ampco-Pittsburgh Securities       100% owned by
V Corporation                     Ampco-Pittsburgh Corporation   Delaware

Ampco UES Sub, Inc.               100% owned by
                                  Union Electric Steel
                                  Corporation                    Delaware

Atlantic Grinding & Welding,      100% owned by
Inc.                              Ampco NCII Sub, Inc.           Pennsylvania

Bimex Industries, Inc.            100% owned by
                                  Ampco NCII Sub, Inc.           Delaware

Buffalo Air Handling Company      100% owned by
                                  Ampco-Pittsburgh Corporation   Delaware

Buffalo Pumps, Inc.               100% owned by
                                  Ampco-Pittsburgh Corporation   Delaware

F. R. Gross Co., Inc.             100% owned by
                                  Ampco-Pittsburgh Securities
                                  V Corporation                  Pennsylvania

Keystone Rolls Company            100% owned by
                                  Ampco NCII Sub, Inc.           Pennsylvania

New Castle Industries, Inc.       100% owned by
                                  Ampco UES Sub, Inc.            Pennsylvania
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                             SUBSIDIARIES (Cont')
                             --------------------

                                                                 Jurisdiction of
Name                               Ownership                     Incorporation
----                               ---------                     -------------

Union Electric Steel Corporation   100% owned by
                                   Ampco-Pittsburgh Securities
                                   V Corporation                 Pennsylvania

Union Electric Steel B.V.B.A.      100% owned by 3048568
                                   Nova Scotia Company           Belgium

Union Electric Steel (UK) Limited  100% owned by Ampco UES
                                   Sub, Inc.                     England

The Davy Roll Company Limited      100% owned by Union
                                   Electric Steel (UK) Limited   England

     The financial statements of all subsidiaries have been consolidated with those of the Corporation. Names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.